Exhibit 99.1

Press Release January 13, 2010
7575 W. Jefferson Blvd.
`	Fort Wayne, IN 46804
260.969.3500
260.969.3590 (Fax)

Steel Dynamics Announces First Production of Mesabi Nuggets

FORT WAYNE, INDIANA, January 13, 2010— Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the production on January 12, 2010, of the first batch of iron nuggets at the Mesabi Nugget facility at Hoyt Lakes, Minnesota.

Utilizing the ITmk3® process developed by Kobe Steel, the plant began commissioning in the fourth quarter of 2009. By the end of December 2009, all individual production systems were operational, and ready for the integration of the overall process to produce nuggets. Today’s announcement marks a milestone in that this is the world’s first commercial production of nuggets using the ITmk3 process. The process has the potential, ultimately, to revolutionize ironmaking, and indirectly, steelmaking.

Steel Dynamics has built the Minnesota nugget plant in cooperation with Kobe Steel Ltd. of Japan, which has licensed the technology and provided equipment and technical support. Steel Dynamics, with 81 percent ownership, is responsible for operation of the plant and expects to utilize a substantial portion of the plant’s output as feedstock for SDI’s electric-arc furnace mini mills in Indiana.  The start-up marks the completion of two years of construction.

“I salute all those who have worked so hard to bring this exciting project to fruition, including Kobe Steel and the State of Minnesota, as well as the Mesabi Nugget team led by Mark Millett, and numerous employees of Iron Dynamics, who have contributed engineering and operational expertise to the project,” said Keith Busse, Chairman and CEO. “We will now continue to ramp up nugget production, seeking to reach the anticipated capacity-rate of 500,000 tonnes per year by mid-year.  We expect to begin utilizing Mesabi nuggets at our Flat Roll mill during the first quarter.”

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to start-up and successful operation of iron-producing facilities and the future use in our steelmaking operations of the resources produced at these facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others:  increased prices involving raw materials; risks and uncertainties involving start-up operations, new products or new technologies; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; governmental actions or regulations affecting environmental permits or costs of operation; and the effect of the elements on production or consumption.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made.  Due to these risks and uncertainties, as well as matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:	Fred Warner, Investor Relations Manager, (260) 969-3564 or fax (260) 969-3590
f.warner@steeldynamics.com